Exhibit 99.1
Hyde Park Acquisition Corp.

FOR IMMEDIATE RELEASE

HYDE PARK SPECIAL MEETING OF STOCKHOLDERS TO APPROVE ESSEX ACQUISITION
SCHEDULED FOR OCTOBER 31, 2008

New York, NY, October 1, 2008 - Hyde Park Acquisition Corp. (OTCBB: HYDQ; HYDQW; HYDQU) (“Hyde Park”) announced today that it has scheduled a Special Meeting of Stockholders to approve Hyde Park’s acquisition of Essex Crane Rental Corp. for Friday, October 31, 2008 at 10:00 am Eastern Time. The Special Meeting will be held at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York. The full meeting agenda will be detailed in Hyde Park’s definitive proxy statement, which is expected to be mailed to Hyde Park stockholders of record on or about October 10, 2008. Stockholders of record as of October 8, 2008, the record date for the Special Meeting, are invited to attend the Special Meeting, or submit a proxy, to vote on Hyde Park’s acquisition of Essex Crane as well as the other proposals included in Hyde Park’s definitive proxy statement.

Laurence S. Levy, Chairman and CEO of Hyde Park, commented, “The strong operating results, new contract activity, and robust end-market demand that positively impacted Essex’s 2008 first half financial results have continued into the company’s current third quarter. As a result, Essex remains on track to exceed its previously projected 2008 Total EBITDA of $40.2 million, due primarily to as much as an 8% increase in predicted full year Rental EBITDA. Also as previously announced, we have secured a fully committed debt facility to close this transaction and provide us with ample liquidity for future growth and investment.”

About Hyde Park Acquisition Corp. and Essex Crane Rental Corp.

Hyde Park Acquisition Corp. was incorporated in Delaware on August 21, 2006 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Hyde Park’s initial public offering was declared effective March 5, 2007 and was consummated on March 13, 2007. Upon closing of the Essex acquisition, Hyde Park will change its name to Essex Crane Rental Corp. and seek a NASDAQ listing.

Headquartered in Chicago, Essex Crane Rental Corp. is one of North America's largest providers of lattice-boom crawler crane and attachment rental services. With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment & purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of Hyde Park and Essex and their respective management teams. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Hyde Park’s and Essex’s expectations include, without limitation, the failure of Hyde Park’s stockholders to approve the acquisition of Essex, the number and percentage of Hyde Park’s stockholders voting against the acquisition of Essex and electing to exercise their conversion rights, changing interpretations of generally accepted accounting principles, costs associated with continued compliance with government regulations, legislation and the regulatory environment, the continued ability of Essex to successfully execute its business plan, demand for the products and services Essex provides, general economic conditions, geopolitical events and regulatory changes, as well has other relevant risks detailed in Hyde Park’s filings with the Securities and Exchange Commission.. Hyde Park and Essex undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

This communication shall not constitute an offer to sell or a solicitation of an offer to buy any securities. Furthermore, this communication is not a solicitation of proxies from the holders of Hyde Park’s common stock. Any solicitation of proxies will be made only by Hyde Park’s definitive proxy statement that will be mailed to all stockholders of record when available.

Hyde Park, Essex, and their respective directors and officers may be deemed participants in the solicitation of proxies from Hyde Park stockholders. A list of the names of those directors and officers and descriptions of their interests in Hyde Park is contained in Hyde Park’s revised preliminary proxy statement, which was filed with the SEC as of September 12, 2008, and will also be contained in Hyde Park’s definitive proxy statement when it becomes available. Hyde Park’s stockholders may obtain additional information about the interests of its and Essex’s directors and officers in the proposed acquisition by reading Hyde Park’s definitive proxy statement when it becomes available.

Stockholders are advised to read Hyde Park’s preliminary proxy statement and, when available, definitive proxy statement in connection with the solicitation of proxies for the special meeting because these statements contain, or will contain once available, important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed acquisition of Essex. Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: Hyde Park Acquisition Corp., 461 Fifth Avenue, 25th Floor, New York, NY 10017. The preliminary proxy statement and definitive proxy statement once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

CONTACT:	-OR-	INVESTOR RELATIONS:
Hyde Park Acquisition Corp.		The Equity Group Inc.
Laurence S. Levy		Melissa Dixon
Chairman & CEO		Senior Account Executive
(212) 644-3450 / lsl@hphllc.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com